UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2015

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2015, TeleCommunication Systems, Inc. (the "Company") entered into an agreement (the "Agreement") with Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., and Becker Drapkin Partners, L.P. (collectively, the "Shareholder Group").

Under the Agreement and subject to the terms of the Agreement, the Shareholder Group agreed to withdraw its notice, dated January 29, 2015, to the Secretary of the Company stating its intention to nominate three directors for election to the Board of Directors of the Company (the "Board") at the Company’s 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"). Under the Agreement, (i) within 30 days of the Agreement, the Company will increase the size of the Board from eight to nine directors and appoint to the Board two of the Shareholder Group’s proposed nominees (the two chosen for appointment by the Board, the "Nominees") and (ii) nominate, at the 2015 Annual Meeting, the Nominees for election to the Board. One Nominee will be appointed and then nominated to serve as a "Class III" director, to hold office until the Company’s 2016 Annual Meeting of Stockholders, and the other Nominee will be appointed and then nominated to serve as a "Class I" director, to hold office until the Company’s 2017 Annual Meeting of Stockholders. In addition, at least one Nominee will serve on each of the Compensation Committee and the Nominating and Governance Committee of the Board. The Agreement also provides that either Richard Young or Thomas Brandt shall tender his resignation from the Board within 30 days of the date of the Agreement. In addition, the Company agreed to nominate, at the Company’s 2016 Annual Meeting of Stockholders, the Nominee who will be nominated as a "Class III" director for election to the Board as a "Class III" director. Under the Agreement, the Board also provided a limited waiver to the Shareholder Group of the Maryland Business Combination Act and the Maryland Control Share Acquisition Act.

Pursuant to the Agreement, the Shareholder Group has agreed to abide by certain standstill obligations from the date of the Agreement until the earlier of December 31, 2016 or the date, if any, that the Company breaches certain provisions of the Agreement (the "Standstill Period"). During the Standstill Period, each member of Shareholder Group is prohibited from, among other things and subject to certain limited exceptions: (i) acquiring, offering to acquire or agreeing to acquire, alone or in concert with any other person, beneficial ownership in excess of 12% of the outstanding shares of the Company’s Class A Common Stock, (ii) engaging in activities to control or influence the governance or policies of the Company, including by nominating candidates for election to the Board or opposing candidates nominated by the Board, submitting stockholder proposals, calling or attempting to call special stockholder meetings, or soliciting proxies or written consents of stockholders, (iii) participating in any "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and (iv) disparaging the Company, any member of the Board, or the Company’s management.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Agreement, the Board amended the Company’s Second Amended and Restated By-Laws on January 30, 2015, to provide a limited waiver to the Shareholder Group of the Maryland Control Share Acquisition Act (the "Amendment"). The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amendment to the Second Amended and Restated By-Laws of TeleCommunication Systems, Inc.

10.1 Agreement dated January 30, 2015, by and among TeleCommunication Systems, Inc., Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., and Becker Drapkin Partners, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

February 2, 2015	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated By-Laws of TeleCommunication Systems, Inc.
10.1	Agreement dated January 30, 2015, by and among TeleCommunication Systems, Inc., Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., and Becker Drapkin Partners, L.P.